Exhibit 99.1
EXECUTIVE SEPARATION AGREEMENT
THIS EXECUTIVE SEPARATION AGREEMENT (the “Separation Agreement”) is made on May 12, 2006 (“the Agreement Date”) by and between:
1)	Enesco Group, Inc. and all of its subsidiaries (collectively “the Company”); and

2)	Cynthia L. Passmore (“the Executive”).
RECITALS

I	The Executive is employed as the Company’s President and Chief Executive Officer (“CEO”) (“the Executive’s Employment”) pursuant to an Executive Employment Agreement dated September 14, 2004 and amended through a First Amendment to the Executive Employment Agreement dated January 16, 2006, between the Company and the Executive (collectively, the “Employment Agreement”) and also serves as a member of the Company’s Board of Directors.

II	The Executive and the Company have mutually resolved and agreed to terminate the Executive’s Employment and to have Executive resign as a director of the Company in accordance with the terms of this Separation Agreement and to extinguish, terminate and set aside all of their respective duties and obligations pursuant to the Employment Agreement, except as specifically set forth herein.

III	The Executive and the Company agree that in accordance with the terms of this Separation Agreement they each intend to fully and finally resolve any and all claims, charges, disputes, actions, causes of action or suits of any type or kind whatsoever that have arisen or that might or could have arisen between them, whether in connection with the Executive’s Employment or otherwise, at any time whatsoever through the Agreement Date, and this Separation Agreement shall supersede any and all oral or written negotiations, discussions or agreements between them at any time prior to the Agreement Date.
IT IS THEREFORE AGREED as follows:
1.	TERMINATION

The Executive’s Employment with the Company, her term as an officer of the Company and her membership on the Company’s Board of Directors shall terminate on May 15, 2006 (“the Termination Date”). Her base salary under the Employment Agreement and reimbursement for all out-of-pocket expenses through the Termination Date have been paid or will be paid on or before the Termination Date, subject to the customary tax withholdings and other payroll deductions previously made throughout the course of the Executive’s Employment.
2. COMPENSATION
2.1	In consideration of the mutual covenants, promises and undertakings further set forth herein, including Executive’s Transitional Services to the Company as an independent contractor and consultant to the Company (more fully described herein), the Company will make compensation payments to the Executive in the sums and at the times stated below:
2.1.1	A lump sum payment equivalent to four months of Executive’s current salary, specifically $134,066.00, without the withholding of income or other payroll taxes, or any other deductions or reductions, payable within seven (7) days of the expiration of the revocation period set forth in Section 17 without Executive having timely exercised such right of revocation, (the “Initial Transitional Services Payment”) as partial compensation for Transitional Services (as more fully described herein);

2.1.2	the additional sum of $335,165.00 to be paid in twenty-one (21) twice monthly payments of $15,960.24 each, without the withholding of income or other payroll taxes, or any other deductions or reductions, commencing on June 15, 2006 and continuing with payments on the 15th and last day of each month through April 15, 2007 (the “Installment Transitional Services Payments”) as further compensation for Transitional Services (as more fully described herein), but no such Installment Transitional Services Payments shall be due Executive if she timely exercises those rights of revocation set forth in Section 17 of this Separation Agreement. For the purposes hereof, the Initial Transactional Services Payment and the Installment Transitional Services Payments shall be collectively referred to as the “Transitional Services Payments.” Transitional Services Payments shall be payment for the performance of (pro-rated for any partial month) the Transitional Services set forth in the written transition plan as described in paragraphs 4 and 16.2 of this Agreement and attached hereto as Appendix 4;

2.1.3	accrued and unpaid vacation pay through the Termination Date in the total sum of $26,923.08, subject to and reduced by customary income tax withholdings and other payroll deductions (as previously made throughout the course of Executive’s Employment) to be paid within seven (7) days from the Termination Date;

2.1.4	a proportional share of Executive’s Target Bonus (as defined in the Employment Agreement) for fiscal 2006 pro rated through the Termination Date to the extent such Target Bonus would have been paid based on attainment of the objectives set forth in Executive’s bonus plan through the

Termination Date, which sum shall be reduced by customary income tax withholdings and other payroll deductions (as previously made throughout the course of Executive’s Employment) to be paid when bonuses are otherwise payable to Executives of the Company. Company shall provide to Executive all financial information necessary for calculating the Target Bonus due her at the same time that it provides such information to its current employees;
2.1.5	all amounts incurred by Executive in connection with the performance of Executive’s Transitional Services, as out-of-pocket expenses to be paid consistent with the Company’s normal and customary expense reimbursement policy;

2.1.6	beginning with May 2006, provided that Executive has not timely exercised the right of revocation set forth in Section 17 this Separation Agreement, the gross amount of $1,200.00 per month (pro-rated for any partial month), without the withholding of income or other payroll taxes, or any other deductions or reductions, to be paid monthly on or by the 15th day of each month during each month in which Executive provides Transitional Services to Company, as an automobile allowance; and

2.1.7	Executive and Company agree that Executive following the Agreement Date Executive shall retain all rights and entitlements she held to 401k, other retirement and employee benefit plans and programs in accordance with the terms thereof.
3. FULL AND FINAL SETTLEMENT
3.1	The Executive agrees that the payments to be made hereunder are the only remaining payments or benefits to which she will be entitled from the Company and are agreed to herein in full and final settlement and as consideration for the following:
3.1.1	Executive, on behalf of herself, her agents, representatives, heirs, executors, administrators, successors and assigns, does hereby irrevocably and unconditionally release, acquit, and forever discharge the Company and its parents, owners, predecessors and successors, employees, representatives, attorneys, divisions, subsidiaries, affiliates, related corporate entities, agents, directors, officers, former employees, shareholders, and all persons acting by, through, under or in concert with any of them, or any of them individually (collectively “Company’s Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, whether known or unknown (hereinafter collectively referred to as

“claim” or “claims”), which the Executive now has, has had, or may hereafter claim to have had against Company’s Releasees by reason of any matter, act, omission, cause, or event that has occurred up to the effective date of this Agreement, including, without limitation, any and all claims related or in any manner incidental to Executive’s Employment with the Company, her termination therefrom, or any other matters between them, except as specifically provided herein. Such waiver and release includes, but is not limited to, all claims and rights under the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Fair Labor Standards Act, the Family and Medical Leave Act, the Illinois Human Rights Act, the Employment Retirement Income Security Act, the Age Discrimination in Employment Act, the Older Workers’ Benefit Protection Act, the Illinois Wage Payment and Collection Act or under any other federal, state, or local law, rule, or regulation, or any claim arising under the common law.
3.1.2	Executive agrees that this Separation Agreement is intended to apply to all charges or lawsuits relating to her employment with the Company and her termination therefrom that she has filed or could file with any court or government administrative body or tribunal having jurisdiction, and any and all claims for damages of all types, including back pay, front pay, overtime compensation, accrued but unused holiday, employment benefits, interest, emotional distress, mental anguish, pain and suffering, punitive damages, attorneys’ fees (other than those which the Company has agreed to meet) and costs. No claim, act, damage, demand, right of action or cause of action is reserved.

3.1.3	Executive agrees that this Separation Agreement is intended to apply to any and all claims howsoever arising out of or in connection with the Employment Agreement, including the termination thereof.

3.1.4	Executive agrees that this Separation Agreement is intended to apply to, cover and release any and all claims she may have in tort or otherwise against the Company or its directors, officers, agents and employees, arising out of or in connection with the Executive’s Employment with the Company (including any claims in respect of personal injury and in particular any claim in respect of stress, anxiety and/or work-related or induced injury or illness (whether physical or psychological) through the Termination Date.

3.1.5	Executive agrees that, except to enforce the terms of this Separation Agreement, she shall not initiate a lawsuit or bring a claim against the Company’s Releasees, in any court, with any administrative agency or any other forum or otherwise, relating to her employment, the cessation of said employment, or other events (except as provided above), including, but not limited to, any claim under any common law, whether in law or equity, or federal, state or local statute, regulations, ordinance or rule of law. Executive also waives any remedy or recovery in any action that may be brought on her behalf by any government agency or other person.
3.2	The Company, on behalf of itself, its shareholders, directors, officers, agents, employees, representatives, successors and assigns, hereby releases and forever discharges the Executive and her heirs, executors, administrators, successors and assigns (collectively “Executive’s Releasees”) from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, and expenses (including attorneys’ fees and legal expenses), of any nature whatsoever, whether known or unknown (hereinafter collectively referred to as “claim” or “claims”), which the Company or any director, officer, agent, employee, shareholder, representative, successor or assign thereof now has, has had, or may hereafter claim to have had against Executive or Executive’s Releasees, by reason of any matter, act, omission, cause, or event that has occurred up to the date of this Separation Agreement, including, without limitation, any and all claims related or in any manner incidental to Executive’s Employment, Executive’s service on Company’s Board of Directors, termination of Executive’s Employment or from her position as a member of the Company’s Board of Directors, or any other matters between them, except as specifically provided herein. Such waiver and release includes, but is not limited to, all claims and rights under any statute, law, ordinance, rule, regulation, or the common law of the United States of America, the United Kingdom, Canada or any Canadian province, or of any other country.
3.2.1	Company agrees that this Separation Agreement is intended to apply to and cover all charges, claims, demands, actions, causes of action, including but not limited to those relating to Executive’s Employment and her termination therefrom, or to her membership on the Company’s Board of Directors or termination of such membership, that Company, its directors or shareholders has filed or could file in any court, tribunal or governmental or administrative body or agency having jurisdiction, and any and all claims for damages of all types, including but not limited to those based on breach of contract, promissory estoppel, breach of fiduciary duty or for any tort, or claims or damages on any basis, for interest, emotional distress, mental anguish, pain and suffering, punitive damages, attorneys’ fees and costs. No claim, act, damage, demand, right of action or cause of action is reserved.

3.2.2	Company agrees that this Separation Agreement is intended to apply to and cover any and all claims arising out of or in connection with the Employment Agreement, including the termination thereof.

3.2.3	Company agrees that this Separation Agreement is intended to apply to and cover any and all claims Company may have in tort or otherwise against the

Executive arising out of or in connection with Executive’s Employment (including any claims in respect of personal injury and in particular any claim in respect of stress, anxiety and/or work related or induced injury or illness (whether physical or psychological), or otherwise, through the Termination Date.
3.2.4	For itself, and for its directors, officers, agents, employees, shareholders, representatives, successors and assigns, Company agrees that, except to enforce the terms of this Separation Agreement, it will not initiate any lawsuit or bring any claim against Executive or Executive’s Releasees, in any court, with any administrative agency or any other forum or otherwise, relating to her employment, the cessation of said employment, or other events which was released in Section 3.2 above (except as provided above), including, but not limited to, any claim under any common law, whether in law or equity, or federal, state or local statute, regulations, ordinance or rule of law. Company also waives any remedy or recovery in any action that may be brought on its behalf by any government agency or other person.
3.3	This Separation Agreement is made without any admission of liability whatsoever by the Company or by the Executive. By agreeing to the promises herein, it is understood that neither Executive nor Company admits to any wrongdoing or violation of any law. This Separation Agreement may not be used in court or other litigation except with respect to a proceeding concerning a breach of its terms
4. TRANSITIONAL SERVICES
4.1	Executive agrees to furnish certain Transitional Services (more fully defined in Section 16 of this Separation Agreement and in the written Transition Plan attached as Appendix 4) to Company for the period from the Termination Date through and ending on September 15, 2006. From the Termination Date through May 31, 2006 only, excepting reasonable vacation and personal time off scheduled by Executive, Executive shall be present on-site at Company’s Itasca, Illinois headquarters on weekdays, Monday through Friday, during the business hours of 9:00 a.m. to 5:00 p.m. Central Daylight Savings Time, or as otherwise reasonably needed during such dates with Executive’s total working time during each such working day not exceeding eight (8) hours in total, to provide such Transitional Services. From June 1, 2006 through and ending on July 31, 2006, Executive shall be reasonably available to Company remotely at least by telephone and/or by e-mail for consultation not to exceed four (4) hours per week on weekdays, Monday through Friday, during reasonable business hours to provide further Transitional Services. For the period of August 1, 2006 through September 15, 2006, Executive shall be reasonably available to Company remotely by telephone and/or by e-mail for consultation not to exceed two (2) hours per week on weekdays, Monday through Friday, during reasonable business hours to provide further and concluding Transitional Services. All of Executive’s Transitional Services to Company shall cease effective September 15, 2006. It is understood and agreed by Company and Executive that Executive’s Transitional Services to Company after May 31, 2006, shall not impede or interfere with her ability to seek and secure substitute permanent employment or other career objectives.
4.2	Company agrees that for a ten-year period commencing the effective date of this Separation Agreement in connection with all Transitional Services provided by Executive hereunder as well as services rendered during her tenure as a Director and Officer of the Company, without expense to Executive, Company shall maintain Executive as a named or defined insured on all of its policies of Directors and Officers, Employment Practices and other insurance policies, to the same extent, if any, that the Company provides such coverage to other Directors or Officers of the Company, including, without limitation, any “tail” coverage secured.
5. REFERENCE
5.1	Upon receipt of a written request to do so, the Company will provide to a prospective employer of the Executive a reference in respect of the Executive in the form attached at Appendix 1 and will deal with all oral inquiries for a reference in a manner consistent with such reference.

5.2	The Company agrees to use its reasonable endeavors to ensure that its Board Members and the Board Members of its Affiliates (as such term is defined in the Securities Exchange Act of 1934, as amended) do not disclose to any third party, excepting only upon the written direction of the Executive or under compulsion of law through court order, lawful process or valid subpoena, any information concerning the Executive other than the reference in respect of the Executive in the form attached at Appendix 1 or as further provided for in Section 7 hereof.
6. RETURN OF PROPERTY
On or before May 15, 2006, the Executive will return to the Company all books, files, documents, papers, materials, disks, security cards, credits cards, keys and other property belonging to or relating to the business of the Company other than and excepting her cell phone, laptop computer and all associated accessories, all ownership rights to which are hereby unqualifiedly transferred to the Executive without payment.
7. DISCLOSURES
7.1	The Executive will not make any false, injurious statements about her employment with the Company, the termination of that Employment, or the Company’s products, services, management or directors. The Company, including its directors and officers, will not make any false, injurious statements about the Executive, her employment with the Company, or the termination of that Employment. Company and Executive understand and agree that nothing in the foregoing shall be construed to constrain or prohibit Executive from communicating accurate information in the context of providing Transitional Services hereunder.
7.2	The Company and Executive have agreed upon or will agree upon the language of a press release and of all public disclosures by Company relating to the circumstances surrounding and reason(s) prompting Executive’s separation from the Company. Executive and Company agree that neither shall make any disclosure, statement or remark relating to the circumstances surrounding and reason(s) prompting Executive’s separation from the Company that is materially inconsistent with such agreed-upon language of disclosure.
8. OUTPLACEMENT, LEGAL AND OTHER EXPENSES PAYMENT
Within seven (7) days following expiration of the revocation period set forth in Section 17 hereof without Executive having timely exercised her right to revoke this Separation Agreement, the Company shall pay Executive an allowance of $60,000.00 in a single, lump sum, without the withholding of income or other payroll taxes, or any other deductions or reductions, to be used as she sees fit for outplacement, attorneys’ fees or other expenses.
9. CONFIDENTIAL INFORMATION
Executive agrees that she will not use or disclose to any person (except as required by law) any Confidential Information, as that term is specifically defined in clause 16.1 below or Part Three of the Employment Agreement, concerning the business of the Company, its employees, suppliers and clients/customers which Confidential Information has been acquired by the Executive in the course of Executive’s Employment until such information comes into the public domain otherwise than by a breach of confidence on the part of the Executive.
9.1	Nothing in this Separation Agreement shall prevent disclosure by Executive of:
9.1.1	information disclosed pursuant to any order of any Court of competent jurisdiction or valid subpoena; or

9.1.2	information which has come into the public domain otherwise than by a breach of confidence on behalf of the Executive.
10. CONTINUATION OF INSURANCE BENEFITS
Executive and Company desire that, for the period of twelve (12) months following the Termination Date, the Company shall provide Executive with premium payments for life and health insurance coverage to the same extent (and at the same cost) it provides other executive officers of the Company with such premiums and/or coverage.
11. ANNOUNCEMENT WITHIN COMPANY

The Executive’s departure will be announced within the Company as being by reason of resignation.
12. RESIGNATIONS AND INDEMNIFICATION FOR DIRECTOR’S LIABILITIES
12.1	The Executive will resign from her directorship of the Company and as an officer of the Company by delivery to the Chairperson of the Board a letter of resignation in the form attached at Appendix 3, within 7 days of the Termination Date.

12.2	The Company agrees to indemnify and hold Executive harmless from and against all liabilities, damages, claims, losses, causes of actions, actions and expenses (including, without limitation, reasonable legal fees) arising from, or by reason of, Executive’s Employment or membership on the Company’s Board of Directors and specifically as a director and officer of Company to the full extent permitted by law and by Company’s by-laws in effect at the Termination Date and in any event to at least the same extent of indemnification provided by Company to other officers and directors of Company in the event that such rights of indemnification are increased, augmented or supplemented at any time subsequent to the Termination Date.
13. GOVERNING LAW
The parties agree that this Separation Agreement is subject to and shall be governed by the laws of the State of Illinois without application of conflicts of laws principles.
14. INTEGRATION
Except as specifically set forth herein, this Separation Agreement supersedes all prior agreements and understandings between Executive and Company, whether written or oral. To the extent that any other agreements between the parties exist, the parties expressly agree to mutually rescind those agreements effective immediately, except however, Part Three of the Employment Agreement governing Non-competition and Confidentiality shall continue to remain in force and effect and for the duration of her employment and the post-employment periods set forth therein.
15. SEVERABILITY
If any provision, section, subsection or other portion of this Separation Agreement shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable in whole or in part, when such determination shall become final, such provisions or portions shall be deemed to be severed or limited, but only to the extent required to render the main provisions and portions of this Separation Agreement enforceable. This Separation Agreement as thus amended shall be enforced to give effect to the intention of the parties insofar as that is possible.
16. DEFINITIONS
In this Separation Agreement:

16.1	“Confidential Information” means any information of a confidential or secret nature relating to any and all aspects of the business of the Company including but not limited to personnel data, financial information, budgets, reports, business plans, strategies, know-how, formulae, designs, data, specifications, research, processes, procedures and programs, client/customer information, pricing, sales and marketing plans and details of past or proposed transactions whether or not written or computer generated or expressed in material form.

16.2	“Transitional Services” means those services to be provided by Executive to Company in accordance with Section 4 and Appendix 4 of this Separation Agreement.

16.3	“person” includes references to an individual, company, firm or association.
17.	PROVISIONS REQUIRED BY THE AGE DISCRIMINATION IN EMPLOYMENT ACT/OLDER WORKERS BENEFIT PROTECTION ACT

Executive acknowledges that:

Executive is specifically releasing any and all claims against the Company’s Releasees, whether known or unknown, which are based on the Age Discrimination in Employment Act;

This Separation Agreement does not waive rights or claims that arise after the date this release is executed;

Executive has signed this Separation Agreement of her own free will in exchange for the consideration stated above, which Executive acknowledges constitutes full, fair, reasonable and adequate consideration, to which Executive is not otherwise entitled, for the affirmations, certifications, representations and promises made by the Company;

Executive has carefully read and fully understand all the provisions of this Separation Agreement, and Executive has been afforded at least twenty-one (21) days to consider the terms hereof; Executive agrees that changes made to this Separation Agreement at Executive’s request does not restart the twenty-one (21) day period which Executive has to review this Separation Agreement;

Executive has been advised in writing by this Separation Agreement to consult with an attorney prior to executing this Separation Agreement;

Executive understands and agrees that this Separation Agreement shall not become effective or enforceable until seven (7) calendar days after it is executed by Executive and during that seven (7) day period (the “Revocation Period”) Executive may revoke this Separation Agreement. If Executive wishes to revoke this Separation Agreement, Executive agrees to do so in writing within seven (7) days and deliver such written notice during such seven-day period of Executive’s intent to revoke to the Company c/o Anne-Lee Verville, with a copy to John P. Morrison. If Executive does not timely revoke, this Separation Agreement goes into force and effect on the eighth day following its execution; and

Executive also understands that should Executive decide to revoke this Separation Agreement within seven (7) days of signing, the Agreement will not be effective and the monies and other consideration which the Company has promised to provide Executive herein shall not be paid or provided, excepting those payments and benefits earned and accrued on or before the Termination Date, including, without limitation, accrued and unpaid vacation pay described in Section 2.1.3. hereof.

Signed by	/s/ Cynthia L. Passmore Cynthia L. Passmore

Dated

Signed by	/s/ Anne-Lee Verville
For and on behalf of the Company
and its directors, officers, employees
and agents

Dated	May 12, 2006

APPENDIX 1
Reference
AGREED REFERENCE TO BE ISSUED UPON REQUEST TO COMPANY FROM
PROSPECTIVE EMPLOYERS
Name

Address

Dear [insert name]

Her contributions to Enesco Group included the development and launch of the Company’s Operating Improvement Plan, which positioned it for accelerated future growth.
Cynthia L. Passmore resigned from the Enesco Group, Inc. and was at all times regarded as an executive employee in excellent standing and an officer who possessed and applied the highest degree of business and professional skill, knowledge, diligence and integrity.
Sincerely,

APPENDIX 3
Resignation Letter

To:	The Chairperson of the Board of Directors, Enesco Group, Inc.
With immediate effect upon the tender hereof I resign from my offices as President and CEO and director of Enesco Group, Inc.

Signed
Cynthia L. Passmore

Date

APPENDIX 4
Transitional Services
     Executive agrees that as Transitional Services, Executive shall be required to do the following:
     1. Exercise her commercially reasonable efforts to secure the relationship between Jim Shore (“Mr. Shore”) and Company such that Mr. Shore will continue his relationship with Company and/or waive the provision in the Shore Settlement Agreement with Company which provision permitted Mr. Shore to terminate his agreement with Company based upon a change of the Chief Executive Officer of Company; provided, however, that Executive gives no assurance and makes no guarantee that Mr. Shore will continue his relationship with Company and or provide such waiver and that the payments under Section 2 hereof and all other rights and benefits to which Executive is entitled herein are not contingent on such continuation in Mr. Shore’s relationship with Company or his waiver of the referenced provision of the Shore Settlement Agreement.
     2. Exercise her commercially reasonable efforts (without the expenditure of any of her own funds) to assist Company in obtaining the agreement of Company’s current or other lenders to increase cash borrowing capability of Company sufficient to sustain its operations through September 15, 2006; provided, however, that Executive gives no assurance and makes no guarantee that Company’s current or other lenders will agree to increase Company’s cash borrowing capability sufficient to sustain its operations through September 15, 2006 or for any period and that the payments under Section 2 hereof and all other rights and benefits to which Executive is entitled herein are not contingent on such agreement or agreements by Company’s current or other lenders or upon any increase in Company’s cash borrowing capability, whether sufficient to sustain its operations through September 15, 2006, or otherwise.
     3. Company and Executive agree that Executive’s Transitional Services to Company shall not include any services to facilitate, promote or ready Company for a Change in Control of Company as that term is defined in that certain Change in Control Agreement dated October 1, 2004 between Executive and Company.